UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2017

INNOCAP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153035	01–0721929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

112 N. Walnut Street PO Box 489 Jefferson, TX 75657-0489
(Address of principal executive offices) (zip code)

770-378-4180
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 21, 2017 the Company entered into an agreement with Solar Resources Inc. (“Solar”), a company in Singapore, to assist Solar to recover a large shipment of tin from a sunken ship that is believed to be in the waters between Indonesia and Malaysia. An investor, who is a minority shareholder in the Company, provided the $200,000 needed by the Company to participate in this contract.

The parties of the agreement have also agreed to use a portion of the proceeds from the salvaged assets equal to $600,000 to recover another cargo believed to have sunk off the coast of the Philippines.

The Company will receive 40% of the proceeds of the salvaged cargo after payment of all expenses related to the salvage effort.

The salvage project will be started within two weeks of the signing of the contract.

No assurances can be given that the sunken ship will be found and, if found, will have the amount of recoverable tin that the parties to the contract are seeking.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.4Contract with Solar Resources Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Innocap, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2017

/s/ Paul Tidwell

Paul Tidwell

Chief Executive Officer